Exhibit 99

PERMAL GROUP & Subsidiaries
2004 Combined Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors of Permal Group.

We have audited the accompanying combined balance sheet of the Permal Group as described in Note 2 as of 31 December 2004 and the related combined statements of operations and cash flows for the year then ended. These combined financial statements are the responsibility of the Permal Group’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Permal Group as of 31 December 2004, and of the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Registered Auditors

London

December 5th, 2005

Permal Group Combined Balance Sheet

US Dollars in thousands

Year ended December 31

2004
ASSETS

Current Assets

Cash and cash equivalents	96 666
Receivables	71 333
Trading investments	214 033
Other investments	3 414
Deferred tax	352
Other assets	6 418

Total Current Assets	392 216

Non-current Assets

Investment in unconsolidated subsidiaries	332
Long term receivables	3 113
Fixed assets and leasehold improvements, net	2 293
Intangible assets, net	1 523
Deferred tax	1 201
Other assets	6 381

Total Non-current Assets	14 843

Total Assets	407 059

LIABILITIES AND SHAREHOLDERS’ NET INVESTMENT

Current Liabilities

Compensation and benefits	41 305
Account payables and accrued expenses	56 884
Short-term debt	13 012
Income taxes	10 848
Deferred tax	49
Other liabilities	15 586

Total Current Liabilities	137 684

Non-current Liabilities

Deferred tax	2
Other liabilities, net	8 508

Total Non-current Liabilities	8 510

Total Liabilities	146 194

Commitments and Contingencies (Note 19)	—

Minority interest	175 955

Shareholders’ Net Investment	84 910

Total Liabilities and Shareholders’ Net Investment	407 059

See accompanying notes to the combined financial statements

Permal Group Combined Statement of Operations

US Dollars in thousands

Year ended December 31

2004
Revenues

Management fees - Fixed	286 980
Management fees - Performance	32 593
Other	27 142

Total Revenues	346 715

Commissions and rebates
Management fees - Fixed	(145 326)
Management fees - Performance	(2 213)
Other	(15 726)

Total commissions and rebates	(163 265)

Gross Margin	183 450

Operating expenses

Compensation and benefits	(85 246)
Rent expense	(2 235)
Professional fees	(8 727)
Depreciation and amortization	(736)
Other operating expenses	(6 266)

Total operating expenses	(103 210)

Operating Income	80 240

Other income / (expense)

Investment and other income, net	26 170
Interest expense	(336)

Total other income / (expense)	25 834

Income before taxes	106 074

Income tax provision	(27 743)

Income, net of tax	78 331

Minority interest	(17 776)

Net Income	60 555

Other comprehensive income, foreign currency translation	(3 422)

Other Comprehensive Income	57 133

See accompanying notes to the combined financial statements

Permal Group Combined Statement of Cash Flows

US Dollars in thousands

Year ended December 31

2004
Net income	60 555

Adjustments to reconcile net income to net cash provided by operating activities

Depreciation and amortization	736
Gain on sale of assets	(3 286)
Share in net results of unconsolidated subsidiaries	69
Unrealized gains on investments	(17 908)
Changes in current tax	10 696
Changes in deferred tax	41
Minority interests	17 776

Total adjustments	8 124

Changes in Assets and Liabilities

Receivables and other assets	(20 517)
Payables and other liabilities	32 100
Long term receivables	6 591

Total changes in assets and liabilities	18 174

Net cash provided by operating activities	86 853

Cash flows from investing activities

Purchase of intangible assets	(894)
Purchase of fixed assets	(961)
Purchase of investments	(122 911)
Proceeds from sale of investments	15 920

Net cash used in investing activities	(108 846)

Cash flows from financing activities

Dividends paid	(11 462)
Minority interest contribution	88 212
Net changes in short term debt	4 593

Net cash flows provided by financing activities	81 343

Effect of exchange rate on changes on cash	(830)

Net increase in cash and cash equivalents	58 520

Cash and cash equivalents at beginning of the year	38 146
Cash and cash equivalents at the end of the year	96 666

Supplementary disclosure
Cash paid for: Interest	356
Income taxes	17 139

See accompanying notes to the combined financial statements

Notes to Combined Financial Statements

1. Description of Business and Basis of Presentation of Permal

Description of Business

Permal Group Limited (“PG LTD”, or the “Parent”) and its affiliates (collectively, the “Permal Group”) are sponsors and service providers in connection with the management and construction of investment products using alternative based investment strategies, primarily funds-of-hedge funds. During 2005, the Permal Group changed its structure so that its headquarters was relocated to London, United Kingdom and maintains offices in the following locations: New York, Boston, Singapore, Paris, Nassau, Dubai (started in 2005) and Hong Kong (started in 2005). The operations are mainly in four segments:

•

Through wholly owned subsidiaries, Permal Group Inc. (“PGI”, previously known as Worms & Co. Inc.), Permal Investment Management Services (“PIMS”), and Permal Asset Management Inc. (“PAMI”), Permal Group provides services to a series of investment vehicles (“Funds”), which provide international investors the opportunity to invest either directly in professionally managed portfolios, employing various investment philosophies and techniques, or indirectly through third party structured products that typically offer capital guarantees or leverage. These Funds are called the Permal Family of Funds and the Alfanar Family of Funds.

•	Since 1973, the Permal Group has managed Haussmann Holdings NV, which pioneered the fund-of-hedge fund management style, in partnership with several private Swiss banks.

•

Through Permal Capital Management LLC (“PCM”), the Permal Group sponsors and provides services to investment vehicles that hold investments primarily in private equity partnerships and limited liability companies.

•

The Permal Group also provides administrative, custody, and banking services to related entities or other business relations through two of its subsidiaries: W&P Fund Services Ltd. (“W&P FS”) and The St. James Bank & Trust Company Ltd. (“St. James”).

Permal Group has approximately $22.5 billion of Assets Under Management (“AUM”). Permal’s client base is located primarily outside the United States and consists of institutions and high net worth individuals and families.

2. Group structure and Reorganization

Group History

Permal Group has historically been a subsidiary of Sequana Capital (“Sequana”, and previously known as Worms & Cie S.A.), a French Investment Group listed on the French Stock Exchange. Since 2001, Permal has been reorganized several times to meet the requirements of Sequana. Before the beginning of 2005, the Permal Group did not exist as a legally connected group, although they were affiliated entities under common control. The “old” Permal Group was a group set up by Sequana solely for consolidation purposes.

In 2005, following a reorganization described in Note 22, Subsequent Events, Permal Group (as a core business) was established as a stand alone group with a UK parent company. Following this reorganization (“Reorganization”), some of the legal entities remained under the ownership of Sequana and did not become a part of the Permal Group. Therefore, there is no consolidated historical data available which is reflective of the current Permal Group structure. Included in the combined financial statements as other liabilities are amounts related to the legal entities that remained under the ownership of Sequana.

We draw attention to the fact that the Permal Group has not operated as a separate entity. These combined statements may not be indicative of results that would have occurred if the Permal had been a separate stand-alone entity during the year presented or of future results of the Permal Group.

Group structure prior to the Reorganization

Prior to the Reorganization, all assets and investments constituting the current Permal Group were owned, by Permal Group S.C.A., a French Société en Commandite par Actions (“PG SCA”). Sequana was the “Associé Commanditaire” of PG SCA. In its capacity as associé commanditaire, Sequana held directly 100% of the share capital class Associé Commanditaire of PG SCA. Permal Group LLC (“PG LLC”), a limited liability company formed under the laws of the State of Delaware was the sole “Associé Commandité” of PG SCA and in such capacity was entitled to a portion of PG SCA’s annual profits and certain other rights of being commandité (collectively the “PG SCA GP Rights”). PG LLC was held by senior managers of the Permal Group (“The PG LLC Members”), who were also the members of PG SCA’s supervisory board (Conseil de Surveillance).

At November 23, 2004, PG LTD was incorporated as a private limited company under the laws of England and Wales as a wholly owned subsidiary of PG SCA in order to serve as the holding company of the Permal Group.

3. Summary of Significant Accounting Policies

Basis of Presentation

As of December 31, 2004, the followings entities have been included in the carved-out combined financial statements:

	Country	Holding %
Consolidated Corporation

AIH Investment Management Company Ltd.	Bahamas	60,00%
Permal (Isle of Man) Ltd.	UK	100,00%
Permal Asset Management Inc.	USA	100,00%
Permal Capital Holdings Inc.	USA	100,00%
Permal Capital Management LLC	USA	80,00%
Permal France SAS	France	100,00%
Permal Group Inc.(1)	USA	100,00%
Permal Group Ltd.	UK	100,00%
Permal Group SAS(2)	France	100,00%
Permal Investment Management Services Ltd.	UK	100,00%
Permal UK Ltd.(3)	UK	100,00%
The St. James Bank & Trust Company Ltd.	Bahamas	100,00%
Velocity SPV LLC	USA	100,00%
W&P Fund Services Ltd.	Bahamas	100,00%

Consolidated VIEs

Hausmmann Holdings SA	Luxembourg	40,00%
HH Investment Management Company (Nassau) Ltd.	Bahamas	40,00%
HH North American Services Ltd.	UK	40,00%
HH Repurchases & Trading Company NV	Netherland	40,00%
Permal Investment Partners, LP	USA	5,09%
Pilot Holdings, LP	Cayman Island	0,88%
PPEH 2000, LP	Cayman Island	12,23%
PPEO, LP	Cayman Island	3,18%
PPEO II, LP	Cayman Island	5,89%

(1) formerly known as Worms & Co. Inc.

(2) formerly known as Permal Group SCA

(3) formerly known as Worms & Co. Ltd.

Principles of Consolidation

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

The accompanying combined financial statements include the accounts of PG LTD and each of its subsidiaries. In accordance with the provisions of Statement of Financial Accounting Standards Interpretation No. 46 ‘Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51’ (“FIN 46R”), Permal Group also consolidates entities for which the Permal Group is the primary beneficiary. The primary beneficiary of a variable interest entity (“VIE”) is the party that absorbs a majority of the entity’s expected losses, receives a majority of its expected residual returns, or both, as a result of holding variable interests, which are the ownership, contractual, or other pecuniary interests in an entity that changes with changes in the fair value of the entity’s net assets excluding variable interests. All significant intercompany balances and transactions have been eliminated in consolidation. Interests of third parties are reflected as minority interests for these variable interest entities.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses for the period. Actual results could differ from estimates.

Cash and Cash Equivalents

Cash equivalents, other than those used for trading purposes, consists of highly liquid investments with original maturities of 90 days or less.

Investments

Substantially all financial instruments are reflected in the financial statements at fair value or amounts that approximate fair value.

Financial instruments, used in trading activities and for treasury purposes by the Parent and its subsidiaries, are generally recorded on a trade date basis and carried at fair value with unrealized gains and losses reflected in the combined statement of operations. Realized gains and losses from disposal of investments are included in the combined statement of operations.

For trading assets and trading liabilities, fair values are generally determined by using prices from independent sources such as external pricing services, brokers or dealer price quotations, and closing market prices for listed instruments, when available, or determined by the administrator of the investment funds.

Other investments in associated companies; management shares of investment vehicles; and other investments are carried at cost.

Investment transactions are accounted for on the trade date and realized gains and losses are determined on a specific identification or first-in first-out cost basis when specific identification is not possible.

Investment in Unconsolidated Subsidiaries

Investments in unconsolidated entities are accounted for under the equity method when Permal Group has significant influence. A holding of 20% or more of the voting power (directly or through subsidiaries) will indicate significant influence unless it can be clearly demonstrated otherwise.

The investments accounted for under the equity method are initially recorded at cost and subsequently adjusted to reflect the groups’ share of the net profit or loss.

Fixed Assets and Leasehold Improvements

Fixed assets and leasehold improvements are reported at cost, net of accumulated depreciation and amortization. Fixed assets primarily consist of communication and technology hardware and software, furniture and fixtures.

In the case of major investments financed by specific loans, cost includes capitalized interest charges. Fixed assets are depreciated on a straight-line basis over their estimated useful lives of three to five years. Leasehold improvements are amortized over the term of the lease. Maintenance and repair costs are expensed as incurred. When the equipment is sold, the related cost and accumulated depreciation and amortization will be reversed from the financial statements and any gain or loss from sale will be reflected as income or expense in the statement of operations.

Internally Developed Software

The Permal Group has been developing certain data process technology systems since 2004. The qualified costs incurred during the application development stage are capitalized, which includes costs born from outsourced developments and related advisory fees.

The capitalized cost of the software development will be amortized over three years by using the straight-line method commencing on the date when the software is available for use.

Intangible Assets

Intangible assets with a finite useful life are amortized over such period using the straight-line method. Intangible assets are stated at cost and an impairment provision is taken if their fair value falls below their net book value.

Permal Group value its intangible assets on an annual basis to determine whether the values of each asset are impaired and the amortization periods are appropriate. If an asset is impaired, the difference between the values of the asset reflected on the financial statements and its current fair value is recognized as expense in the period in which the impairment is determined.

Translation of Foreign Currencies

The functional currency of Permal Group is the U.S. dollar and such currency represents the principal currency in which Permal Group’s transactions occur.

Assets and liabilities of foreign subsidiaries that are not denominated in U.S. dollars are translated to U.S. dollars using the exchange rates in effect at the balance sheet date. Revenues and expenses are translated using the average exchange rates during the period. The gain or loss resulting from translating foreign currency financial statements into U.S. dollars are included in shareholders’ equity as a foreign currency translation adjustment, a component of accumulated other comprehensive income (loss). Gains or losses resulting from foreign currency transactions are included in the accompanying combined statement of operations.

Revenue Recognition

Revenue is presented in three major categories, corresponding to the various types of fees and other revenue received by the Permal Group under its management agreements with the Funds:

•

Management fees—Fixed fees are based on a percentage of average assets under management, and are computed monthly and generally paid monthly. Fixed fee revenues are recognized over the period in which services are performed.

•

Management fees—Performance fees are based on a percentage of the return achieved by the relevant Fund and are usually computed and paid either quarterly or annually. They are subject to high water mark provisions or hurdle rates. The performance fees are recognized at the end of the performance measurement period.

•

Other revenue consists of either non-recurring fees paid by the Funds or other revenues unconnected with the Permal Group’s management agreements. These revenues are recognized over the period in which services are performed.

Commissions and Rebates

Commissions and rebates represent ongoing payments made to the distributors of Funds under fee sharing agreements. Such agreements are generally based upon a fixed percentage of the assets under management which are attributable to the distributor. They are broken down, recognized and presented, in the same way as the associated revenue (fixed, performance and others) and usually computed and paid on a quarterly or annual basis.

Accumulated Other Comprehensive Income

Accumulated other comprehensive income represents cumulative foreign currency translation adjustments.

Advertising

At December 31, 2004, included in other operating expenses, approximately $1.7 million was primarily related to expenses of marketing and funds presentation, TV advertising for Dubai office, conference reception, and general marketing consultancy fees.

Taxes

Under the asset and liability method of SFAS No. 109, “Accounting for Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. To the extent that current available evidence about the future raises doubt about the realization of a deferred tax asset, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as an adjustment to income tax expense in the period that includes the enactment date.

Recent Accounting Pronouncements

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123 Revised”). FAS 123 Revised is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation”. FAS 123 Revised supersede APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and its related implementation guidance. FAS 123 Revised establish standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. FAS 123 Revised focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans”. We will implement the provisions of FAS 123 Revised beginning in fiscal year 2005. The Group does not expect the statement to have a significant impact on our financial position or operating results.

In November 2004, EITF issued Issue No. 03-13, “Applying the Conditions in Paragraph 42 of FASB Statement No. 144 in Determining whether to Report Discontinued Operations”. EITF Issue No. 03-13 provides guidance on how an ongoing entity should evaluate whether the operations and cash flows of a disposed component have been or will be eliminated from the ongoing operations of the entity, and the types of continuing involvement that constitute significant continuing involvement in the operations of the disposed component. The guidance in this Issue is effective for components of an enterprise that are either disposed of or classified as held for sale in fiscal periods beginning after December 15, 2004. The Group does not expect the statement to have a significant impact on our financial position or operating results.

4. Receivables

US Dollars in thousands

2004
Trade receivables	69 945
Other operating receivables	831

Operating receivables from consolidated funds
– Other operating receivables	557

Total	71 333

At December 31, 2004, trade receivables represent receivables for asset-based management and other related fees.

5. Investments

Trading investments are presented at fair value. The associated unrealized gains and losses are included in the accompanying combined statement of operations. Other investments are carried at cost.

At December 31, 2004, Permal Group had the following investments:

US Dollars in thousands

2004
Investments - Trading

Permal Investment Holdings N.V.	5 574
Haussmann Holdings N.V.	118
Permal Asian Holdings N.V.	1
Permal Emerging Markets Holdings N.V.	1
Permal European Holdings N.V.	7
Permal Fx, Financials & Futures Ltd	71
Permal Japan Holdings N.V.	1
Permal Japan Opportunities	1
Alfanar Investment Holdings N.V.	7
Permal Pan Europe USD	28
Permal Long Short Global Equity Holdings N.V.	10 650
Permal (MMF) Lux Global Long / Short	1 384
Permal (MMF) Multi Strategies	7 490
Permal Lux Natural Resources	10 828
PEM	461

Trading investments in consolidated funds:
– Permal Investment Partners, LP	101 240
– PPEH 2000, LP	32 255
– Pilot Holdings, LP	2 885
– PPEO, LP	29 919
– PPEO II, LP	11 112

Total trading investments	214 033

Investments - Other

Clearbook Financial LLC	1 000
Caley Center	288
Synta Pharmaceuticals	50
Permal East River Fund	2 041
New Market Partner	35

Total other investments	3 414

Total investments	217 447

6. Investments in unconsolidated subsidiaries

Two Coast LLC is owned 50% by the Permal Group, and its portion of profit or loss is recognized using equity method of accounting in the accompanying combined statement of operations.

7. Fixed assets and leasehold improvements

A summary of fixed assets at cost, less accumulated depreciation and amortization is as follows:

US Dollars in thousands

2004
	Cost	Accum. Dep./Amo.	Net
Fixed assets	4 017	(2 618)	1 399
Leasehold improvements	3 999	(3 104)	895

Total	8 016	(5 722)	2 293

Depreciation and amortization expenses charged to the accompanying combined statement of operations for the year ended December 31, 2004 was approximately $588,000.

There is approximately $198,000 of operating lease charges related to equipment rentals included in the accompanying combined statement of operations.

8. Intangible Assets

As of December 31, 2004, the Permal Group has the following intangible assets:

US Dollars in thousands

	2004
	Cost	Accum. Amo.	Net
Management Contracts	1 039	(407)	632
Internally developed software	894	(3)	891

Total intangible assets	1 933	(410)	1 523

The Permal Group acquired the management contracts in 2002. These contracts have been recognized as intangible assets with a definite life and are being amortized using the straight-line method over seven years. As of December 31, 2004, the balance is approximately $632,000. Amortization expense charged to the accompanying combined statement of operations is approximately $148,000.

In 2004, the Permal Group started a project to enhance certain IT related processes. In connection with such project, the Permal Group acquired third party software and has been developing customized interfaces and reporting tools to enhance the purchased software. The cost incurred during the application development is capitalized and will start to be amortized over a definite life of three years when the system is ready to use, which is expected to be the end of 2005. At December 31, 2004, the total capitalized cost is approximately $890,000.

9. Deferred taxes

At December 31, 2004, Permal Group had approximately $1.6 million of deferred tax assets and $51,000 of deferred tax liabilities.

US Dollars in thousands

2004
Difference between actual and tax allowance - US	463
Difference between actual and tax allowance - UK	411
Loss carried forward - US	679

Total deferred tax assets	1 553

Difference between actual and tax allowance - UK	51

Total deferred tax liabilities	51

The $679,000 deferred tax assets arise from the losses carried forward and will be utilized during 2006. Approximately $543,000 arises from the difference between actual and tax allowances and expires in various years through 2010.

10. Other assets and other liabilities

At December 31, 2004, Permal Group had the following other assets:

US Dollars in thousands

2004
C Share commission paid in advance	3 521
Deferred placement fee rebates	8 520
Prepaid expenses - other	758

Total	12 799

Permal Group pays a 1% up front fee to the distributors for investments subscribed in class C shares of the Funds. These advances are amortized over the first 12 month period after the subscription date.

The placement fee revenue is the up front fee income received for the service Permal Group rendered in order to structure certain products. The recognition of the income is deferred over the lesser of either the related lock up period of the related investment or 2 and half years. The related commissions and rebates are amortized over the same period.

Approximately $6.4 million of deferred placement fee rebates will be recognized in 2006.

At December 31, 2004, Permal Group had the following other liabilities:

US Dollars in thousands

2004
Deferred placement fee income	11 393
Other liabilities	850
Funds’ capital contribution received in advance	953
Payable to previously affiliated entities, net	10 898

Total	24 094

Approximately $8.5 million of deferred placement fee income will be recognized in 2006.

11. Account Payables and Accrued Expenses

US Dollars in thousands

2004
Trade payables	52 659
Accrued expenses	3 043
Other payables - related party	20
Operating liabilities from consolidated funds:
- Trade payables	587
- Other payables	575

Total	56 884

At December 31, 2004, trade payables represent payables for asset-based management and related fees payables to distributors.

12. Long term receivables

At December 31, 2004, the long term receivable balance consists primarily of loans made by St. James to certain Permal Group management and third parties for financing their investments in private equity funds.

The balance of these loans, at December 31, 2004, was approximately $2.7 million (see further discussion in Note 19).

13. Short term debt

At December 31, 2004, Permal Group had an outstanding loan balance of approximately $12.6 million in connection with a confirmed credit line of $22.5 million with Société Générale.

This credit line is on unsecured basis, and the interest rate is based on LIBOR plus a margin based on the currency of the loan drawn.

14. Income tax provision

During the period presented, the tax returns were filed in each individual country to the extent affiliates are allowed to do so. For the period ended December 31, 2004, the provision for income taxes consisted of the following:

US Dollars in thousands

2004
Deferred tax provision on current income
- Difference between actual and tax allowance - UK	(40)

Total deferred tax provision on current income	(40)

Current income tax provision

- United States	(8 788)
- Non U.S.	(18 915)

Total current income tax provision	(27 703)

Total income tax provision	(27 743)

At December 31, 2004, the balance of income tax payable was approximately $10.8 million.

15. Shareholders’ Net Investment

US Dollars in thousands

Total
Balance, beginning of the year	38 915

Net Income	60 555
Cash dividends	(11 138)

Other comprehensive income

Foreign currency translation	(3 422)

Balance, end of the year	84 910

During the year ended December 31, 2004, the Permal Group paid $11.1 million as a dividend to its shareholders.

16. Minority Interest

US Dollars in thousands

2004
At beginning of the year	69 014

Capital movements	88 212
Share of net income	17 776
Dividend paid	(324)
Net impact from consolidation changes	1 277

At the end of the year	175 955

As described in Note 3, under FIN 46R, the Permal Group is required to consolidate the VIEs for which the Permal Group is the primary beneficiary.

In determining whether the Permal Group is the primary beneficiary of these VIEs, the Permal Group used both qualitative and quantitative factors such as the voting rights of the equity holders, economic participation of all parties, including how fees are earned by and paid to the Permal Group.

The consolidation of these VIEs results in an increase of total assets with a corresponding increase in total liabilities on the combined balance sheet and an increase in net revenues with a corresponding increase in expenses on the combined statement of operations.

The Permal Group is required to consolidate five Permal related funds, primarily private equity funds, as the Permal Group is the general partner and also is considered to have control. The Permal Group does not have an ownership interest in these entities and, as such, the net equity of these entities is reflected as a minority interest on the accompanying combined balance sheet. At December 31, 2004, Permal Group had $181.4 million of assets attributable to consolidated funds, which primarily includes $177.4 million in trading assets, and $181.4 million of liabilities attributable to consolidated funds, which primarily includes $175.3 million in minority interest.

Another group of VIEs, Haussmann Holdings NV (“HH”) and affiliates, met at least three of the criteria of VIEs. Therefore, Permal Group is required to consolidate them. At December 31, 2004, the Permal Group’s accompanying combined balance sheet included $22.4 million of assets attributable to HH entities, which primarily includes $13.7 million in trade receivables and $9.6 million in cash and cash equivalents. The $22.4 million of liabilities attributable to HH entities included primarily $0.4 million of minority interest and $22 million of trade payables.

The Permal Group’s assets, exclusive of the assets of consolidated funds and VIEs, are not subject to the claims of creditors of these consolidated VIEs and likewise the assets of the consolidated VIEs are not available to Permal Group’s creditors.

17. Employee Compensation and Benefit Plans

Incentive Compensation Plans

The Permal Group had a Discretionary and Non-Discretionary Incentive Compensation Plan (“ICP”) for its key managers. Under the plan, 45% of consolidated income before tax and incentive plan payments, as defined by the ICP, together with 30% of capital gains on sale of investments, as defined by the ICP, was allocated to a pool. The sum of $2.7 million was deducted annually from the consolidated income before tax and incentive plan payments. The pool was then allocated to the Permal Group’s key managers by the Nomination and Compensation Committee of the Permal Group. 10/45ths of the amount was allocated on a non-discretionary basis according to a pre-set scale and 35/45ths on a discretionary basis based on management’s recommendation and the approval of the Nomination and Compensation Committee.

In 2004, a total of $67.9 million of incentive compensation under the ICP was included in the compensation and benefits in the combined statement of operations. At December 31, 2004, $39.2 million has yet to be paid and is included under current liabilities in the compensation and benefits in the combined balance sheet.

Other Retirement Plans

All eligible employees in U.S. entities have a 401(k) plan pursuant to which eligible employees may contribute pre-tax earnings and PGI may also make voluntary contributions. In 2004, Permal Group contributed approximately $639,000 to its U.S. employees and charged this amount to the accompanying combined statement of operations.

In the UK, contributions are made to personal pension schemes for eligible PIMS employees and the Permal International Pension Plan administered by Abacus Corporate Trustee Ltd benefits eligible Permal Isle of Man employees. The contribution made to UK eligible employees in 2004 was approximately $304,000. No payments were made to eligible Isle of Man employees

St. James and its subsidiary W&P FS maintain a pension plan on behalf of its eligible employees. The total contribution to its eligible employees in 2004 was approximately $35,800.

Health, Life, Disability and other Insurances.

Except as otherwise stated herein, eligible Permal Group employees receive benefits under health and life, long-term and short-term disability, travel/accident dismemberment insurance plans. In addition, term life, convertible term life, and long-term disability insurance are maintained with respect to two senior executives of the Permal Group.

Eligible PIMS employees receive private medical insurance, group life assurance, permanent health insurance and vision coverage.

Eligible St. James employees receive health, AD&D and life insurance.

Eligible employees of Permal France SAS receive healthcare insurance through a Sequana Group policy.

18. Other income and expenses

As of December 31, 2004, the Permal Group had the following other income and expenses which derive primarily from foreign exchange differences and unrealized gains and losses on trading assets:

US Dollars in thousands

2004
Investment and other income

Interest and other banking income	1 440
Foreign exchange gain	4 428
Unrealized gain on trading investment	2 222
Realized investment gain	767
Other	46

Other income from consolidated funds:
- Interest and other banking income	415
- Unrealized gain on trading investment	15 686
- Realized investment gain	5 580
- Other	371

Total investment and other income	30 955

Investment and other expense

Foreign exchange loss	(4 450)
Net result from investments accounted for by the equity method	(69)

Other expenses from consolidated funds:
- Other expenses	(266)

Total investment and other expense	(4 785)

Total investment and other income - net	26 170

Interest expense	(336)

Total investment and other income - net	25 834

19. Commitments and Contingencies

Certain managers of the Permal Group and two related parties made investment commitments on three private equity funds that are consolidated by the Permal Group. At December 31 2004, Permal Group granted financing facilities to these managers and related parties for which it commits to finance up to $1.8 million of their investments in the funds. In return, Permal Group received a pledge on the financing of the mangers and related parties’ investments in the funds. At December 31, 2004, those investments totaled $6.8 million.

The St. James granted a $3 million credit line to one manager for short term financing purpose. At December 31, 2004, there was no outstanding balance related to this credit line.

At December 31 2004, Permal Group had approximately $11.7 million lease commitments in relation to rent on leased premises. The future minimum annual aggregate rentals are as follows:

US Dollars in thousands

For the year ended

	US	Non-US	Total
2005	1 232	731	1 963
2006	1 232	—	1 232
2007	1 232	—	1 232
2008	1 253	—	1 253
2009 and after	6 011	—	6 011

Total	10 961	731	11 692

The rent expense charged to the accompanying combined statement of operations for the year ended December 31, 2004 is approximately $2.2 million.

20. Related Party Transactions

Service provision agreements with Sequana

In the past, the Permal Group had an agreement with its parent company Sequana Capital, whereby Sequana Capital provided it with legal and accounting services and business premises in Paris. A total of $52,000 under this agreement is included in the accompanying combined statement of operations.

The Permal Group is also involved in a software system project undertaken by the Sequana Group concerning Sequana’s reporting requirements. A total of $104,000 is included in the accompanying combined statement of operations. As of December 31, 2004, the outstanding payable to related party was approximately $20,000.

Group tax relief

The Permal Group was a member of the tax group established in France by Sequana Capital.

PIMS was a member of the tax group established in the UK by the direct or indirect subsidiaries of Sequana. However, PIMS did not receive any benefit from this participation in 2004.

Borrowings

The St. James granted a $3 million credit line to one manager for short term financing purpose. At December 31, 2004, there was no outstanding balance related to this credit line.

Certain managers of the Permal Group and two related parties made investment commitments on three private equity funds that are consolidated by the Permal Group. At December 31 2004, Permal Group granted financing facilities to these managers and related parties for which it commits to finance up to $1.8 million of their investments in the funds. In return, Permal Group received a pledge on the financing of the mangers and related parties’ investments in the funds. At December 31, 2004, those investments totaled $6.8 million.

21. Business Regulations

UK

PIMS is regulated in the UK by the United Kingdom Financial Services Authority (“FSA”) to provide investment advice and investment management. As of December 31, 2004, PIMS met the requirements of the FSA on each financial ratio.

United States

PAMI has been registered in the United States by the Securities and Exchange Commission (“SEC”) as an Investment Adviser under the Investment Advisers Act of 1940 since March 7, 2003.

PCM has been registered in the United States by the SEC as an Investment Adviser under the Investment Advisers Act of 1940 since February 4, 2005.

Bahamas

St. James is registered as a Bank and Trust Company in the Bahamas and regulated by The Central Bank of The Bahamas (“CBB”). St. James was granted a license to conduct banking and trust business within the Bahamas by CBB effective April 28, 2004.

As of December 31, 2004, St. James had met the four ratio requirements by The Central Bank of The Bahamas

W&P FS is regulated in the Bahamas by the Securities Commission of The Bahamas to carry on business as an unrestricted mutual fund administrator in respect of an unlimited number of regulated mutual funds subject to the terms and conditions specified in the Mutual Funds Act, 1995 effective August 1, 1996.

Other locations

PIMS has a branch in Singapore that is regulated by the Monetary Authority of Singapore (“MAS”) to provide advice to clients on the local market.

22. Subsequent Events

Reorganization of the Permal Group since late 2004

As of November 23, 2004, PG LTD was incorporated as a private limited company under the laws of England and Wales as a wholly owned subsidiary of PG SCA in order to serve as the holding company of the Permal Group.

Pursuant to a contribution agreement dated January 31, 2005, PG SCA contributed all the shares of its UK, US and French operating subsidiaries that constituted the Permal Group to PG LTD in exchange for 1,049,685 shares issued by PG LTD. PG SCA held all of the issued share capital of PG LTD at this stage.

Pursuant to a contribution agreement dated February 2, 2005, Financière Worms & Cie, a Swiss Société Anonyme, which was a wholly owned subsidiary of PG SCA (“FWC”), contributed all of its shares of the Bahamian companies (St James and its subsidiary W&P FS) to PG LTD in exchange for 24,747 shares of PG LTD and, pursuant to a transfer agreement dated February 2, 2005, PG SCA purchased from FWC 24,747 shares of PG LTD for $24,747,000.

As a result of the contributions described in the above paragraphs, PG LTD held all of the shares of the main operating companies in the Permal Group, and PG LTD was a wholly owned subsidiary of PG SCA at this stage.

Pursuant to the Global Agreement dated June 10, 2005, Sequana, PG LLC, the PG LLC Members, PG SCA and PG LTD agreed to restructure (i) the ownership of PG LTD and (ii) the incentive compensation plans of the Permal Group (the “ICPs”), as follows:

i.

As of July 13, 2005, PG LLC transferred the PG SCA general partner rights to Sequana (the “PG SCA GP Rights Transfer”) and received 190,094 non-voting shares of PG LTD corresponding to 17.69% of the share capital of PG LTD. In order for Sequana to deliver the 190,094 non-voting shares of PG LTD to PG LLC in consideration for the transfer of the PG SCA GP Rights, Sequana first received such shares from PG SCA as a distribution.

ii.

As of August 31, 2005, all the PG LLC Members transferred their PG LLC Units to PG LTD and received newly issued non-voting shares of PG LTD. After completion of the transactions described above (together, the “PG LLC Units Contribution”), the ownership percentage of the PG LLC Members in PG LTD was equal to 17.69%.

iii.

PG LTD wound-up PG LLC and canceled the shares of PG LTD which it received from PG LLC as a result of such transaction. This capital reduction of PG LTD was confirmed by the UK court as of October 12, 2005. Then, as of October 26, 2005, PG SCA was converted into a Société par Actions Simplifiée organized under the French laws.

iv.

Concurrently with the consummation of the transaction with Legg Mason (“LM”) described below and contemplated by a Purchase Agreement dated June 23, 2005 (the “Purchase Agreement”), the former ICPs have been terminated. In full and final satisfaction of the rights under the ICPs of employees, PIMS, PGI and PAMI paid to or on behalf of each of their employees who were ICP participants a special bonus that enabled them to purchase from PG SCA shares of PG LTD representing 6.20% of the issued and outstanding shares of PG LTD following the transaction. Former LLC Members and ICP participants therefore held 23.89% of PG LTD at the closing date of the transaction with LM.

v.

Concurrently with the consummation of the transactions contemplated by the Purchase Agreement, PG SCA forgave all the outstanding indebtedness that it had with the Permal Group for a total amount of $120.1 million.

Transaction with Legg Mason

Under the terms of the Purchase Agreement and effective as of the close of business on October 31, 2005, LM acquired an 80% interest in PG LTD with the right to purchase the remaining 20% over the following four years. The initial payment at the closing date was $800 million, of which $600 million was paid in cash and $200 million was paid in LM common stock. The residual 20% interest in Permal Group, which has been converted to PG LTD preferred shares, has been kept by the sellers, including Sequana and its direct subsidiaries as well as the Senior Executives of the Permal Group. Post closing, Sequana holds indirectly 6.4% of PG LTD and the Senior Executives hold 13.6%.

The preferred shares are subject to puts to, and calls by LM in years 2 and 4, with payments based on a formula based on Permal Group’s net revenues at the time, and subject to certain floors and caps. The aggregate price for 100% of Permal Group is capped at $1.386 billion, with a $961 million floor. LM may elect to deliver up to 25% of each of the payments in the form of LM common stock.

Permal Group’s entire senior management team is expected to continue under long-term employment agreements.

As of the consummation of the transaction with LM, the ICP plans were terminated and replaced by a new incentive compensation plan by which key employees and consultants may participate in the net operating revenues of the Permal Group after reserving for payment of dividends on the preferred and common shares of PG LTD. The common share dividends will be initially equivalent to the after-tax amount of approximately 54% of the gross margin of Permal Group, increasing over time to approximately 61%. The preferred dividends will be equal to $55.84 per share. The new incentive compensation plan provides for incentive compensation awards to employees of Permal Group on a discretionary basis.

Other subsequent events

i.

The HH investment entities have made a strategic decision to move the Haussmann Holding Fund from its traditional U.S. focus to a more global one. Haussmann Holdings’ new global mandate is now directly comparable with that of the Permal Group’s flagship fund, Permal Investment Holdings, creating potential conflict and confusion in the marketplace. As a result, Permal Group and the other members of the HH investment entities have agreed that Permal Group will no longer be associated with the investment management of the Haussmann Holding Fund and Permal Group will sell its shares in HH S.A. and HH Repurchase and Trading Company to another shareholder of the HH entities, expected to be at the end of 2005.

ii.	Two Coast LLC and the airplane lease were sold on the September 30, 2005.

iii.	At the closing with LM, a special ICP bonus was paid to management for the termination of the ICPs for a total cost of $120.1 million; including social security and related costs.

iv.	Permal Group SCA’s $22.5 million credit line from Société Générale was terminated and a new credit line of $30 million was given by Société Générale to PG LTD in February 2005.

v.

As of May 17, PG LTD declared and paid a $17.7 million dividend to PG SCA. Then, at October 24th, 2005, PG LTD declared and paid a further dividend of $80 million to all its shareholders, including management who owned 16.94% of the parent at that time.

vi.

At September 2005, Permal Group recorded a valuation allowance of $679,000 for the deferred tax assets related to U.S. loss carried forward in accordance with SFAS No.109, ‘Accounting for Income Taxes,’ as it is management’s opinion that it is more likely than not that these benefits may not be realized.

23. Risk Exposures

Business Concentration

Although the Permal Group has arrangements with various distributors, a significant portion of the subscriptions, from which Permal Group receives fee revenue, is derived from one distributor. Over the past few years, Permal Group has expanded its distribution base.

Financial market exposures

The Permal Group minimizes its risk relating to foreign exchange movements by primarily keeping excess cash in dollar based deposit accounts. All of the Permal Group’s revenues are based in dollars. Based upon the Permal Group’s assessment regarding its currency risk exposure, Permal Group did not hedge any such risk. The Permal Group does not believe foreign exchange risk is a material risk to its business or operations.

Permal Group’s revenue, which is largely based on the values of assets in its products, is affected by changes in the broader financial markets that are, in part, affected by changing interest rates. Permal Group cannot predict the effects that interest rates or changes in interest rates may have on either the broader financial markets or assets managed and associated fees. The liabilities of the Permal Group are not sensitive to fluctuations in the amount of interest expense resulting from changing interest rates and therefore do not consider this to be a material risk to the business or operations of the Permal Group.

Permal Group’s revenue is derived primarily from fees that are based upon assets under management and such assets under management are affected by both market sentiment and the relative performance of the Permal Funds. Permal Group manages the risks associated with a deterioration of the Permal Group’s fees due to changes in the market by providing services to a variety of investment products that focus on different regions, strategies and styles as well as pursuing a strategy of low volatility and correlation to the market for the products it manages. Permal Group cannot predict the effects that market changes may have on assets managed and associated fees.

Permal Group makes investments in products it sponsors, mainly in the private equity area. Permal Group is therefore exposed to risk that such investments will deteriorate in value. These investments are generally made to provide initial seed capital to funds sponsored by the Permal Group. Exposure to open ended vehicles is reduced by withdrawing seed capital as soon as practical after the investment fund has been launched and by the Permal Group’s investment style which stresses capital preservation. Investments in closed ended vehicles, which are illiquid, are kept to levels that management believes, based upon historic rates of return, will not have a material adverse affect on the business.